--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                        Statement to Certificateholders

                                 June 17, 2002
--------------------------------------------------------------------------------


                                                      DISTRIBUTION IN DOLLARS
             ORIGINAL         BEGINNING                                                                                 ENDING
              FACE            PRINCIPAL                                                      REALIZED   DEFERRED      PRINCIPAL
CLASS         VALUE            BALANCE         PRINCIPAL       INTEREST         TOTAL         LOSSES    INTEREST       BALANCE
    A1    357,735,172.00    10,268,266.58     3,363,228.81     19,578.16    3,382,806.97         0.00       0.00      6,905,037.77
    A2     40,000,000.00     1,148,141.68       376,057.94      2,125.98      378,183.92         0.00       0.00        772,083.74
     R              0.00             0.00             0.00     29,994.61       29,994.61         0.00       0.00              0.00
TOTALS    397,735,172.00    11,416,408.26     3,739,286.75     51,698.75    3,790,985.50         0.00       0.00      7,677,121.51

    SI      8,117,044.50    81,440,031.04             0.00    316,076.14      316,076.14     1,220.00       0.00     82,723,985.56

             FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                           PASS-THROUGH RATES
                                                                                                                CURRENT
             BEGINNING                                                           ENDING                        PASS-THRU
   CLASS     PRINCIPAL        PRINCIPAL      INTEREST           TOTAL           PRINCIPAL           CLASS        RATE
     A1       28.70354213     9.40144854     0.05472808       9.45617662         19.30209359         A1         2.080000 %
     A2       28.70354200     9.40144850     0.05314950       9.45459800         19.30209350         A2         2.020000 %
 TOTALS       28.70354211     9.40144853     0.12998285       9.53143138         19.30209358
     SI   10,033.21233979     0.00000000    38.93980623      38.93980623     10,191.39239165         SI         0.000000 %

--------------------------------------------------------------------------------
 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE
                           ADMINISTRATOR LISTED BELOW:

                                 Mark M. Volosov
                JPMorgan Chase Bank - Structured Finance Services
                             450 West 33rd, 14th Fl
                            New York, New York 10001
                    Tel: (212) 946-7172 / Fax: (212) 946-8302
                          Email: mark.volosov@chase.com
--------------------------------------------------------------------------------

[J.P. MORGAN CHASE LOGO]

                   Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

                                                                     Page 2 of 3
--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  June 17, 2002
--------------------------------------------------------------------------------

Sec. 4.01(i)        Principal Collections received during the Collection Period                                         3,815,381.83
                    Interest Collections received during the Collection Period                                            407,846.05
                    Additional Draw Amount                                                                                 76,307.64
Sec. 4.01(iii)      Floating Allocation Percentage                                                                       14.203768 %
                    Fixed Allocation Percentage                                                                          98.000000 %
Sec. 4.01(iv)       Investor Certificate Interest Collections                                                              52,327.15
Sec. 4.01(v)        Investor Certificate Principal Collections                                                          3,739,074.19
Sec. 4.01(vi)       Seller Interest Collections                                                                           316,076.14
                    Seller Principal Collections                                                                           76,307.64
Sec. 4.01(xi)       Accelerated Principal Distribution Amount                                                                  10.58
                    Accelerated Principal Distribution Amount Actually Distributed                                             10.58
Sec. 4.01(xiii)     Amount Required to be Paid by Seller                                                                        0.00
                    Amount Required to be Paid by Servicer                                                                      0.00
Sec. 4.01(xiv)      Servicing Fee                                                                                          39,442.76
                    Accrued and Unpaid Servicing Fees                                                                           0.00
Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                                                    1,421.97
                    Charge Off Amounts                                                                                          0.00
                    Charge Off Amounts allocable to Investor Certificateholders                                                 0.00
                    Cumulative Loss Amounts                                                                             1,115,125.46
Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period                                              94,662,615.63
                    Pool Balance as of end of second preceding Collection Period                                       97,104,717.07
Sec. 4.01(xvii)     Invested Amount                                                                                     9,706,371.94
Sec. 4.01(xxi)      Has a Rapid Amortization Event Ocurred?                                                                      YES
Sec. 4.01(xxii)     Has an Event of Default Ocurred?                                                                              NO
Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)                                                      415.86
                    Amount Distributed to Credit Enhancer per 5.01(a)(6)                                                        0.00
                    Unreimbursed Amounts Due to Credit Enhancer                                                                 0.00
Sec. 4.01(xxiv)     Guaranteed Principal Distribution Amount                                                                    0.00
Sec. 4.01(xxv)      Credit Enhancement Draw Amount                                                                              0.00
Sec. 4.01(xxvi)     Amount Distributed to Seller per 5.01(a)(10)                                                           29,994.61
Sec. 4.01(xxvii)    Maximum Rate                                                                                            5.0202 %
                    Weighted Average Net Loan Rate                                                                          5.0202 %

[J.P. MORGAN CHASE LOGO]

                   Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.

                                                                     Page 3 of 3
--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  June 17, 2002
--------------------------------------------------------------------------------

Sec. 4.01(xxviii)   Minimum Seller Interest                                                                             1,844,145.88
Sec. 4.01(xxix)     Required Servicer Advance                                                                                   0.00
                    Unreimbursed Required Servicer Advance                                                                      0.00
                    Required Servicer Advance Reimbursement                                                                     0.00
Sec. 4.01(xxx)      Spread Account Requirement                                                                                  0.00
                    Amount on deposit in the Spread Account (after the Spread
                        Withdrawal)                                                                                             0.00
                    Spread Account Deposit                                                                                      0.00
                    Spread Account Withdrawal (including Spread Account Deposits)                                               0.00

                                  Delinquencies
           -----------------------------------------------------------
                                     Group 1
           -----------------------------------------------------------
           Period         Number      Principal Balance     Percentage
           0-30 days           0                   0.00         0.00 %
           31-60 days         31             915,603.44         0.99 %
           61-90 days          2              55,155.83         0.06 %
           91-120 days         0                   0.00         0.00 %
           121+ days           5              63,582.26         0.07 %
           Total              38           1,034,341.53         1.12 %
           -----------------------------------------------------------


                              Loans in Foreclosure

           -----------------------------------------------------------
                                     Group 1
           -----------------------------------------------------------
           Number               Principal Balance           Percentage
                  0                          0.00               0.00 %
           -----------------------------------------------------------


                                  Loans in REO

                                Group 1 Principal
           -----------------------------------------------------------
           Number               Principal Balance           Percentage
                  0                          0.00               0.00 %
           -----------------------------------------------------------

[J.P. MORGAN CHASE LOGO]

                   Copyright(C)2001 J.P. Morgan Chase & Co. All rights reserved.